 Exhibit 99.1

Unless otherwise indicated or the context otherwise requires, “the Company,” “we,” “us,” and “our” refer to GMAC Inc. and its direct and indirect subsidiaries on a consolidated basis and the term “GMAC” refers only to GMAC Inc.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This disclosure contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements.  All statements contained in this disclosure, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated by subsequent Quarterly Reports on Form 10‑Q or Current Reports on Form 8-K.   Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations.  Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein, and the following:

•         Our inability to repay our outstanding obligations to the U.S. Department of the Treasury (the “Treasury”), or to do so in a timely fashion and without disruption to our business;

•         Uncertainty of GMAC's ability to enter into transactions or execute strategic alternatives to realize the value of its ResCap operations;

•         The insufficiency of any capital contributions made to Residential Capital, LLC (“ResCap”) or Ally Bank by GMAC;

•         The potential for ResCap and Ally Bank to incur additional charges in connection with mortgage-related assets due to unexpected future events, which charges could be substantial;

•         Uncertainty regarding ResCap's ability to repay its outstanding liabilities, and the uncertainty regarding the completion of any actions or transaction to settle or repay such liabilities;

•         The Treasury’s ownership of a substantial percentage of our currently outstanding common stock;

•         The restrictions relating to compensation and benefits to which we are subject as a result of our participation in the Troubled Asset Relief Program;

•         Uncertainty regarding General Motors Company’s (“GM”) and Chrysler Group LLC’s (“Chrysler”) recent emergence from bankruptcy protection;

•         The profitability and financial condition of GM and Chrysler;

•         Our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability;

•         Uncertainty related to the new financing agreement between GMAC and Chrysler;

•         Securing low cost funding for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC, GM and Chrysler;

•         Our ability to maintain an appropriate level of debt and liquidity;

•         Our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company;

•         Our ability to comply with the increased regulation and restrictions that we are subject to as a bank holding company;

•         Continued challenges in the residential mortgage and capital markets;

•         Fluctuation in the residual value of off-lease vehicles;

•         The continuing negative impact on ResCap from the decline in the U.S. housing market;

•         Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•         Disruptions in the markets in which we fund GMAC’s and ResCap’s operations with resulting negative impact on our liquidity;

•         Changes in our accounting assumptions that may be required by or result from changes in accounting rules or their application that could result in an impact on earnings;

•         Changes in the credit ratings of GMAC, ResCap, GM or Chrysler;

•         Changes in economic conditions, currency exchange rates, political stability or consumer behavior in the markets in which we operate; and

•         Changes in the existing, or the adoption of new, laws, regulations, policies, or other activities of governments, agencies, and similar organizations.

Accordingly, you should not place undue reliance on the forward-looking statements contained in this disclosure.  These forward-looking statements speak only as of the date of this disclosure.  We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except as expressly required by law.

Non-U.S. GAAP Financial Measures

In the course of the review by the Securities and Exchange Commission (the “SEC”) of any registration statement that we may file with the SEC, we may be required to provide additional information or change, modify, reformulate or eliminate disclosure and other data that we present in this disclosure, including, without limitation, the description of our business and our financial information and data and the presentation of such information and data.  Also, we note that the SEC has adopted certain guidelines regarding the use of financial measures that do not comply with accounting principles generally accepted in the United States, or GAAP, and has been closely reviewing the application of certain GAAP principles in disclosure documents.  The SEC may take the view that our presentation of certain non-GAAP financial measures does not comply with these rules and may require us to remove them from, or to change the way we report such non-GAAP financial measures in, any such registration statement, to comply with such guidelines.  We may also choose to omit the presentation of certain non-GAAP financial measures from any such registration statement.  Any such changes would result in differences between the non-GAAP financial measures included herein and those included in the registration statement.  Any such modification or reformulation could be significant.

                Unless stated otherwise, the discussion of our business includes the business of GMAC Inc. and its direct and indirect subsidiaries.

Our Business

GMAC is a leading, independent, globally diversified, financial services firm.  Global Automotive Services and Mortgage are our primary lines of business.

Global Automotive Services

Our Global Automotive Services operations offer a wide range of financial services and insurance products to retail automotive consumers, automotive dealerships, and other commercial businesses. Our automotive finance services include purchasing retail installment sales contracts and leases, offering term loans to dealers, financing dealer floorplans and other lines of credit to dealers, fleet leasing, and vehicle remarketing services. We also offer vehicle service contracts and selected commercial insurance coverages in the United States and internationally. We are a leading provider of vehicle service contracts with mechanical breakdown and maintenance coverages, and we provide commercial insurance primarily covering dealers’ wholesale vehicle inventory.

Historically, our Global Automotive Services operations have concentrated on GM-franchised dealers and their customers. On November 30, 2006, in connection with the sale by GM of a 51% interest in GMAC, GM and GMAC entered into an agreement that, subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers, it would do so exclusively through GMAC. In connection with the approval of GMAC’s application to become a bank holding company, GM and GMAC modified this agreement on December 29, 2008. As a result of these modifications: (1) through December 29, 2010, GM can offer retail financing incentive programs through a third-party financing source under certain specified circumstances, and in some cases subject to the limitation that pricing offered by the third party meets certain restrictions, and after December 29, 2010, GM can offer any incentive programs on a graduated basis through third parties on a nonexclusive, side-by-side basis with GMAC, provided that the pricing of the third parties meets certain requirements; (2) GMAC will have no obligation to provide operating lease financing products; and (3) GMAC will have no targets against which it could be assessed penalties. The modified agreement will expire on December 24, 2013. A primary objective of the agreement continues to be supporting distribution and marketing of GM products.

On April 30, 2009, we entered into an agreement with Chrysler to provide automotive financing products and services to Chrysler dealers and customers. We are Chrysler’s preferred provider of new wholesale financing for dealer inventory in the United States, Canada, and Mexico, along with other international markets upon the mutual agreement of the parties. We will provide dealer financing and services and retail financing to Chrysler dealers and customers as we deem appropriate according to our credit policies and in our sole discretion. Chrysler is obligated to provide us with certain exclusivity privileges including the use of GMAC for designated minimum threshold percentages of certain of Chrysler’s retail financing subvention programs. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal.

Automotive Finance

We provide automotive financing services to consumers and to automotive dealers and other businesses. To fund these lending activities, we have recently relied primarily on bank deposit funding at Ally Bank, asset securitizations, whole-loan sales through our forward flow agreements, and debt offerings.

For consumers, we offer retail automotive financing and leasing for new and used vehicles. In the United States, retail financing for the purchase of vehicles takes the form of installment sale financing. When we refer to consumer automotive loans in this document, we are including retail installment sales financing unless the context suggests otherwise. During 2009, we originated a total of 1.1 million automotive loans and leases totaling approximately $25.7 billion. We provided financing for 20% of GM’s global retail sales. For additional information about our relationship and business transactions with GM, refer to our Annual Report on Form 10-K for the year ended December 31, 2009.

Our consumer automotive financing operations generate revenue through finance charges or lease payments and fees paid by customers on the retail contracts and leases. We also recognize a gain or loss on the remarketing of the vehicles financed through lease contracts. When the lease contract is originated, we estimate the residual value of the leased vehicle at lease termination stated as a percentage of the manufacturer’s suggested retail price. At lease termination, our actual sales proceeds from remarketing the vehicle may be higher or lower than the estimate, which is revised over time.

GM or Chrysler may elect as a marketing incentive to sponsor special financing programs for retail sales of their respective vehicles. The manufacturer can lower the financing rate paid by the customer on either a retail contract or a lease by paying us the present value of the difference between the customer rate and our standard market rates at contract inception. These marketing incentives are referred to as rate support or subvention. GM may also from time to time offer lease pull-ahead programs, which encourage consumers to terminate leases early if they acquire a new GM vehicle. As part of these programs, we waive all or a portion of the customer’s remaining payment obligation. In most cases, GM compensates us for a portion of the foregone revenue from those waived payments and our remarketing sale proceeds are typically higher than otherwise would be realized if the vehicle had been remarketed at lease contract maturity. Historically, the manufacturer elected to lower a customer’s lease payments through a residual support incentive program; in these instances, the manufacturer and we agreed to increase the projected value of the vehicle at the time the lease contract was signed, and the manufacturer reimbursed us if the remarketing sales proceeds were less than the adjusted residual value. We currently do not have any residual support incentive programs on leases originated in 2009 with any manufacturers.

Our commercial automotive financing operations fund dealer purchases of new and used vehicles through wholesale or floorplan financing. Additional commercial offerings include automotive dealer term loans, revolving lines of credit, and dealer fleet financing. During 2009, we financed 4.1 million vehicles through wholesale or floorplan financings. We financed 78% of GM’s sales during 2009.

Wholesale automotive financing represents the largest portion of our commercial automotive financing business. We extend lines of credit to individual dealers. In general, each wholesale credit line is secured by all the vehicles financed and, in some instances, by other assets owned by the dealer or by a personal guarantee. The amount we advance to dealers is equal to 100% of the wholesale invoice price of new vehicles. Interest on wholesale automotive financing is generally payable monthly and is usually indexed to a floating rate benchmark. The rate for a particular dealer is based on the dealer’s creditworthiness and eligibility for various incentive programs, among other factors.

Insurance

Our Insurance operations offer both consumer and commercial insurance products sold primarily through the dealer channel. We provide vehicle extended service contracts and underwrite selected commercial insurance coverages in the United States and internationally (primarily covering dealers’ wholesale vehicle inventory) as well as personal automobile insurance in certain countries outside the United States. We sell vehicle extended service contracts with mechanical breakdown and maintenance coverages.

Our vehicle extended service contracts for retail customers offer owners and lessees mechanical repair protection and roadside assistance for new and used vehicles beyond the manufacturer’s new vehicle warranty. These extended service contracts are marketed to the public through automotive dealerships and on a direct response basis in the United States and Canada. The extended service contracts cover virtually all vehicle makes and models. We also offer guaranteed asset protection (GAP) products, which allow the recovery of a specified economic loss beyond the covered vehicle’s value in the event the vehicle is damaged and declared a total loss. Our U.K.-based Car Care Plan subsidiary provides automotive extended service contracts and GAP products in Europe and Latin America.

Wholesale vehicle inventory insurance for dealers provides physical damage protection for dealers’ floorplan vehicles. Dealers are generally required to maintain this insurance by their floorplan finance provider. We offer vehicle inventory insurance in the United States to virtually all new car franchised dealerships. Through our international operations, we reinsure dealer vehicle inventory and other lines of insurance in Europe, Latin America, and Asia Pacific. International operations also manage a fee-focused insurance program through which commissions are earned from third-party insurers offering insurance products primarily to GMAC customers worldwide.

Our ABA Seguros subsidiary provides personal automobile insurance and certain commercial insurance in Mexico. We also provide personal automobile insurance in Canada. In addition, there are brokerage, agency, and consultancy operations in the United States and internationally.

A significant aspect of our Insurance operations is the investment of proceeds from premiums and other revenue sources. We will use these investments to satisfy our obligations related to future claims at the time these claims are settled. Our Insurance operations have an Investment Committee, which develops guidelines and strategies for these investments. The guidelines established by this committee reflect our risk tolerance, liquidity requirements, regulatory requirements, and rating agency considerations, among other factors.

Mortgage

Our continuing Mortgage operations are focused primarily on the residential real estate market in the United States and Canada. We engage in the origination, purchase, servicing, sale, and securitization of consumer (i.e., residential) mortgage loans and mortgage-related products. Mortgage operations include the Residential Capital, LLC (ResCap) legal entity, the mortgage operations of Ally Bank in the United States, and the mortgage operations of ResMor Trust in Canada.

The principal activities of our domestic residential finance business include originating, purchasing, selling, and securitizing residential mortgage loans; servicing residential mortgage loans for ourselves and others; and providing collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. During 2009, we originated or purchased 311,917 mortgage loans totaling approximately $66.1 billion. In response to market conditions, our Mortgage operations have substantially eliminated production of loans that do not conform to the underwriting guidelines of Fannie Mae, Freddie Mac, and Ginnie Mae in the United States. We are the sixth largest producer and fifth largest servicer of residential mortgage loans in the United States (as ranked by  Inside Mortgage Finance).

The Mortgage operations’ international residential finance business includes substantially all mortgage activities outside of the United States. Due to market conditions and our decision to reduce our exposure internationally and classify certain operations as discontinued, mortgage loan production in the foreign markets in which we operate has been suspended with the exception of insured mortgages in Canada.

The Mortgage operations also historically provided financing and equity capital to residential land developers and homebuilders through its domestic capital platform. These activities have been curtailed and are being managed to maximize our return.

We sell most of the mortgage loans we originate or purchase. In 2009, we sold $63.0 billion in mortgage loans. We typically sell prime conforming mortgage loans in sales that take the form of securitizations guaranteed by Fannie Mae or Freddie Mac, and typically sell government mortgage loans in securitizations guaranteed by Ginnie Mae. In 2009, we sold $59.2 billion of mortgage loans to government-sponsored enterprises, or 94.0% of the total loans sold, $2.5 billion to other investors through whole-loan sales, and $1.3 billion in nonagency securitizations (also referred to as private label securitizations).

Our sale and agency securitization activities include developing asset sale or retention strategies, conducting pricing and hedging activities, and coordinating the execution of whole-loan sales and securitizations.

On December 31, 2009, we announced that due to our ongoing strategic review of how to best deploy GMAC’s current and future liquidity, we decided to pursue strategic alternatives with respect to ResCap and committed to a plan involving a series of specific actions related to management’s intent to sell certain ResCap related assets and businesses. These actions resulted in the reclassification of certain international and domestic mortgage-related assets and businesses of ResCap from held-for-investment to held-for-sale, which included ResCap’s United Kingdom operations, continental Europe operations, and certain domestic assets. In order to maximize value, we will consider a variety of options including one or more sales, spin-offs, or other potential transactions. The timing and form of execution of any such transaction will depend on market conditions. We believe these transactions should minimize the impact of any significant future losses related to ResCap’s legacy mortgage business and position us to explore strategic alternatives for ResCap.

The Selected Subsidiaries

We refer to the following subsidiaries of GMAC as the “selected subsidiaries”:  GMAC US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC.  As of December 31, 2009, on a consolidated basis, the selected subsidiaries had total assets of approximately $81.4 billion, or 47% of the total assets of the Company, approximately $25.7 billion in debt owed to third parties and $11.0 billion in debt owed to GMAC or other subsidiaries of GMAC.1  For purposes of the balances presented in this disclosure, outstanding GMAC notes which have been guaranteed by the selected subsidiaries are not classified as debt of the selected subsidiaries.  Each selected subsidiary is a first-tier wholly owned subsidiary of GMAC.

GMAC US LLC.  GMAC US LLC (“US LLC”), a Delaware limited liability company, is a wholly owned direct subsidiary of GMAC.

US LLC currently holds certain assets and intellectual property associated with GMAC’s U.S. Automotive Finance business.  In addition, all of GMAC’s employees associated with the U.S. Automotive Finance business and GMAC’s corporate functions are employed by US LLC.  As of December 31, 2009, US LLC and its subsidiaries had no material assets or liabilities.

IB Finance Holding Company, LLC.  IB Finance Holding Company, LLC (“IB Finance”) is a Delaware limited liability company wholly owned by GMAC.  IB Finance is a holding company that conducts no business other than holding all of the equity interests in Ally Bank.  Ally Bank is a Utah chartered commercial nonmember bank that provides banking products to consumers online at www.ally.com (such website is not incorporated by reference herein).  Ally Bank’s deposit products include certificates of deposit savings accounts, online savings accounts, checking accounts and money market accounts.  The mortgage division of Ally Bank purchases first-lien residential mortgage loans, and offers mortgage warehouse financing to select qualifying mortgage bankers.  The automotive division of Ally Bank offers automotive financing primarily to select qualifying automotive dealerships and to customers of those dealerships in the United States.  Ally Bank’s consumer business is targeted at the general public, as well as members of the GM Family, defined as employees, retirees, customers and shareholders of GM, GMAC, and its subsidiaries, and the owners, operators, and employees of the GM dealer, supplier, and wholesaler networks and the immediate family members of employees and retirees.  As a result of the agreement with Chrysler (see “—Our Business”), Ally Bank will continue to expand its commercial wholesale and consumer retail portfolios, with the majority of the Chrysler business being originated in Ally Bank.  As of December 31, 2009, IB Finance and its subsidiaries had total assets of $55.3 billion, approximately $11.8 billion in debt owed to third parties and $5.1 billion in debt owed to GMAC or other subsidiaries of GMAC.

GMAC Latin America Holdings LLC.  GMAC Latin America Holdings LLC (“Latin America LLC”), a Delaware limited liability company, is a wholly owned direct subsidiary of GMAC.  Latin America LLC is a holding company that conducts no business other than holding 99.9% of the equity interests in GMAC Mexicana, S.A., or GMAC Mexicana, and certain other non-material subsidiaries.  As of December 31, 2009, Latin America LLC and its subsidiaries, excluding GMAC Mexicana, had no material assets or liabilities.

GMAC Mexicana is a regulated Mexican entity and services all of the tangible assets associated with GMAC’s Mexican retail and wholesale Automotive Finance business.  The majority of the loans made by GMAC Mexicana (including approximately 94.1% of its retail originations and approximately 88.2% of its wholesale originations) have been sold or securitized, in accordance with GMAC Mexicana’s funding strategy.  All of GMAC’s employees associated with the Mexican retail and wholesale Automotive Finance business are employed through a service contract with Servicios GMAC S.A. (“Servicios”), a payroll company that employs substantially all of GMAC Mexicana’s employees and is 99.9% owned by Latin America LLC.  As of December 31, 2009, GMAC Mexicana had total assets of approximately $1.7 billion, including approximately $1.0 billion of consumer finance receivables and loans and $0.5 billion commercial finance receivables and loans.  As of December 31, 2009, GMAC Mexicana had approximately $1.0 billion in debt owed to third parties and $0.1 billion in debt owed to GMAC or other subsidiaries of GMAC.

1 The foregoing figures treat MasterLease Limited as a wholly owned subsidiary of GMAC Continental LLC.  As of December 31, 2009, Continental LLC owned approximately 45.5% of MasterLease Limited, which ownership increased to 49.5% on February 2, 2010.

GMAC International Holdings B.V.  GMAC International Holdings B.V. (“GMAC International Holdings”), a private company with limited liability (besloten vennootschap met bepertke aansprakelijkheid) incorporated under the laws of The Netherlands, with its seat at The Hague, The Netherlands, is a wholly owned direct subsidiary of GMAC. As of December 31, 2009, GMAC conducts its retail and wholesale Automotive Finance business in the following countries through GMAC International Holdings: Canada, Hungary, Italy, Russia, France, Portugal, Denmark, Finland and the Czech Republic. GMAC has ceased wholesale and retail originations and sold assets in certain of the foregoing countries, or has taken certain actions to do so in the near future.  GMAC International Holdings holds 100% of the equity interests in GMAC Pan European Auto Receivable Lending (PEARL) B.V. (“Pearl”).  Pearl conducts no business other than investing in the subordinated tranches of GMAC’s pan-European wholesale finance securitization facilities. GMAC International Holdings also holds 100% of the equity interests in GMAC International Finance B.V. (“GMAC IF”). GMAC IF is a Dutch private company with limited liability (besloten vennootschap met bepertke aansprakelijkheid), through which GMAC conducts its international funding operations. GMAC IF acts as the issuer under GMAC’s European MTN and commercial paper programs and provides intercompany lending to GMAC’s international subsidiaries.  As of December 31, 2009, GMAC International Holdings and its subsidiaries (excluding GMAC Canada) had total consolidated assets of approximately $7.3 billion, including approximately $4.9 billion in receivables from subsidiaries of GMAC, approximately $1.6 billion in debt owed to third parties and $5.1 billion in debt owed to GMAC or other subsidiaries of GMAC.  As of December 31, 2009, GMAC Canada had total consolidated assets of approximately $15.2 billion, approximately $10.4 billion in debt owed to third parties and $1.3 billion in debt owed to GMAC or other subsidiaries of GMAC.  As GMAC continues to sell assets or cease asset originations in certain countries, it expects that consolidated assets at GMAC International Holdings will be reduced over time.

GMAC Continental LLC.  GMAC Continental LLC (“Continental LLC”), a Delaware limited liability company, is a wholly owned direct subsidiary of GMAC.  Continental LLC is a Delaware limited liability company that has active Automotive Finance foreign branch operations in Belgium.  The operations of the Swedish Branch have ceased and are now conducted within GMAC Financial Services AB, an affiliated company operating in Sweden. As of February 2, 2010, Continental LLC also holds approximately 49.5% of the outstanding equity interests in Masterlease Limited, and certain other non-material subsidiaries, through which GMAC operates certain of its European fleet management and full-service leasing businesses.  Certain of Masterlease Limited’s business units were classified as discontinued operations under U.S. GAAP during the fourth quarter of 2009.  As of December 31, 2009, Continental LLC and its subsidiaries, excluding Masterlease Limited, had total assets of approximately $0.8 billion, approximately $0.4 billion in debt owed to third parties and approximately $0.1 billion in debt owed to GMAC or other subsidiaries of GMAC.  As of December 31, 2009, Masterlease Limited had total assets of approximately $2.3 billion, approximately $0.5 billion in debt owed to third parties and approximately $0.3 billion in debt owed to GMAC or other subsidiaries of GMAC.2

2 The foregoing figures treat MasterLease Limited as a wholly owned subsidiary of Continental LLC.  As of December 31, 2009, Continental LLC owned approximately 45.5% of MasterLease Limited, which ownership increased to 49.5% on February 2, 2010.

The following table sets forth a summary of the total assets, total equity, debt owed to third parties and debt owed to GMAC or other subsidiaries of GMAC for each of the selected subsidiaries and their subsidiaries as of December 31, 2009.  All third-party debt of the selected subsidiaries listed in the chart below is secured and/or owed by various subsidiaries of the selected subsidiaries.  The “Selected Subsidiary Totals” below includes the financial information attributable to GMAC Canada and MasterLease Limited, which is excluded elsewhere in the table, and certain accounting eliminations and adjustments referenced in footnotes 2, 3 and 4 to the table.

Selected Subsidiary	Total Assets	Total Equity	Total Debt Owed to Third Parties[1]	Debt Owed to GMAC or Other Subsidiaries of GMAC
GMAC US LLC	*	*	*	*
IB Finance Holding Company, LLC	$55.3 billion	$7.9 billion	$11.8 billion	$5.1 billion
GMAC Latin America Holdings LLC	$1.7 billion	$0.5 billion	$1.0 billion	$0.1 billion

GMAC International Holdings B.V. (GMAC Canada, which is a wholly owned subsidiary of GMAC International Holdings, is not consolidated for reporting purposes and is reported separately in the footnote below)[2]

	$7.3 billion	$0.3 billion	$1.6 billion	$5.1 billion

GMAC Continental LLC (MasterLease Limited, which as of December 31, 2009 was 45.5% owned by Continental LLC, is not consolidated for reporting purposes and is reported separately in the footnote below)[3]

	$0.8 billion	$0.2 billion	$0.4 billion	$0.1 billion
Selected Subsidiary Total[4]	$81.4 billion	$11.1 billion	$25.7 billion	$11.0 billion

*  No material amount.
1    For purposes of the balances presented in this disclosure, outstanding GMAC notes which have been guaranteed by the selected subsidiaries are not classified as debt of the selected subsidiaries.

2  As of December 31, 2009, GMAC Canada had total consolidated assets of approximately $15.2 billion, $2.2 billion in total equity, $10.4 billion in debt owed to third parties and $1.3 billion in debt owed to GMAC or other subsidiaries of GMAC.
3   As of December 31, 2009, Continental LLC owned approximately 45.5% of MasterLease Limited, which ownership increased to 49.5% on February 2, 2010.  The remaining equity interests in MasterLease Limited are owned by other GMAC subsidiaries.  As of December 31, 2009, MasterLease Limited had total assets of approximately $2.3 billion, $(0.1) billion in total equity, $0.5 billion in total debt owed to third parties and $0.3 billion in debt owed to GMAC or other subsidiaries of GMAC.
4  Includes (i) total assets, total equity, debt owed to third-parties and debt owed to GMAC or other subsidiaries of GMAC and (ii) certain accounting eliminations between GMAC Canada, MasterLease Limited and the entities listed above.  The Selected Subsidiary Total includes these accounting eliminations, as well as the financial information for GMAC Canada and MasterLease Limited that is disclosed in footnotes 2 and 3, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical financial information for GMAC on a consolidated basis derived from its audited financial statements as of December 31, 2005, 2006, 2007, 2008 and 2009.  The historical financial information presented may not be indicative of our future performance.

The selected historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the corresponding notes in our Annual Report on Form 10-K for the year ended December 31, 2009.

	As of December 31,
	2005	2006	2007	2008	2009
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$15,424	$15,459	$17,677	$15,151	$14,788
Total investment in operating leases, net	31,211	24,184	32,348	26,390	15,995
Total finance receivables and loans, net	186,490	172,845	126,627	98,295	75,256
Total assets	324,321	291,971	248,939	189,476	172,306
Total deposit liabilities	12,526	11,854	15,281	19,807	31,756
Total debt	254,698	236,985	193,148	126,321	98,313
Total equity	21,685	14,369	15,565	21,854	20,839